Exhibit 99.2

EXHIBIT “A”, (hereinafter referred to as “INVENTION”; fully described)

62614253

Browser Based Crypto Currency Miner

FIELD OF THE INVENTION

The present invention relates generally to a cryptocurrency miner. More specifically, the present invention is a non-downloadable browser web miner that runs using JavaScript coding that can be edited (i.e. computers, TVs, smart devices, phones, cable modems and boxes, cars, cameras, iot devices, routers, etc.). Anything with a CPU and/or GPU and connects to the internet can be used.

BACKGROUND OF THE INVENTION

Cryptocurrency is a digital asset, and some of them can be mined. Mining cryptocurrency involves using the processing power of electronic hardware to basically generate revenue in the form of cryptocurrency. It is an object of the present invention to provide users with a non-downloadable browser miner that runs using JavaScript coding, html, and C++ that can be assembled to create a stand-alone miner that can be edited (i.e. computers, TVs, smart devices, phones, cable modems and boxes, cars, cameras, iot devices, routers, etc.).

DETAIL DESCRIPTIONS OF THE INVENTION

The present invention is a web based and/or browser based miner that can be accessed through any and all web application services. The present invention is the first non-downloadable miner that runs using JavaScript coding that can be edited (i.e. computers, TVs, smart devices, phones, cable modems and boxes, cars, cameras, iot devices, routers, etc.). The present invention can be placed on any and all websites and used to mine an alt coin of the user’s choosing.

The present invention accomplished a way to mine for bitcoin and or other altcoins. The present invention works by using JavaScript, html, and C++ code to combine code into a mining algorithm and be used for scrypt, cCrypt, and other alt coins and using computers and other smart devices to gather hashing power to mine. The components of the present invention are as follows: jQuery, C++ coding for its libraries, JavaScript for front and backend as well as real time hashing, power, and html for the rest of its website and/or scripting. The components are arranged in such a way that when a user visits a website and/or URL, the present invention will begin to start its hashing algorithms, and it will then generate revenue from an alt coin the user’s choosing that is mineable. The present invention has the ability to mine via CPU and GPU. The present invention is smart based, meaning if said computer is idle, it will use full CPU and or GPU processor core speeds, and if the computer is in use, the present invention will use 35% of core speeds. This method, when done correctly, will be a new revolutionary way to mine any and all mineable alt coins and/or currency.

Although the invention has been explained in relation to its preferred embodiment, it is to be understood that many other possible modifications and variations can be made without departing from the spirit and scope of the invention.

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Provisional Patent Application Number 62/614,253

Electronic Filing System ID	31425357
Application Number	62614253
Confirmation Number	3143
Title of Invention	Browser Based Crypto Currency Miner
Listed Inventors	Michael Radcliffe
Docket Number	TPP41212
Receipt Date	05-JAN-2018
Time Stamp	19:03:28
Application Type	Provisional
Documents Filed	Specification
Assignment Deed
Provisional Cover Sheet
Micro Entity Certification
Fee Worksheet

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Browser Based Crypto Currency Miner

FIELD OF THE INVENTION

The present invention relates generally to a cryptocurrency miner. More specifically, the present invention is a non-downloadable browser web miner that runs using JavaScript coding that can be edited (i.e. computers, TVs, smart devices, phones, cable modems and boxes, cars, cameras, iot devices, routers, etc.). Anything with a CPU and/or GPU and connects to the Internet can be used.

BACKGROUND OF THE INVENTION

Cryptocurrency is a digital asset, and some of them can be mined. Mining cryptocurrency involves using the processing power of electronic hardware to basically generate revenue in the form of cryptocurrency. It is an object of the present invention to provide users with a non-downloadable browser miner that runs using JavaScript coding, html, and C++ that can be assembled to create a stand-alone miner that can be edited (i.e. computers, TVs, smart devices, phones, cable modems and boxes, cars, cameras, iot devices, routers, etc.).

DETAIL DESCRIPTIONS OF THE INVENTION

The present invention is a web based and/or browser based miner that can be accessed through any and all web application services. The present invention is the first non-downloadable miner that runs using JavaScript coding that can be edited (i.e. computers, TVs, smart devices, phones, cable modems and boxes, cars, cameras, iot devices, routers, etc.). The present invention can be placed on any and all websites and used to mine an alt coin of the user’s choosing.

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The present invention accomplished a way to mine for bitcoin and or other altcoins. The present invention works by using JavaScript, html, and C-H- code to combine code into a mining algorithm and be used for scrypt, cCrypt, and other alt coins and using computers and other smart devices to gather hashing power to mine. The components of the present invention are as follows: jQuery, C-H- coding for its libraries, JavaScript for front and backend as well as real time hashing, power, and html for the rest of its website and/or scripting. The components are arranged in such a way that when a user visits a website and/or URL, the present invention will begin to start its hashing algorithms, and it will then generate revenue from an alt coin the user’s choosing that is mineable. The present invention has the ability to mine via CPU and GPU. The present invention is smart based, meaning if said computer is idle, it will use full CPU and or GPU processor core speeds, and if the computer is in use, the present invention will use 35% of core speeds. This method, when done correctly, will be a new revolutionary way to mine any and all mineable alt coins and/or currency.

Although the invention has been explained in relation to its preferred embodiment, it is to be understood that many other possible modifications and variations can be made without departing from the spirit and scope of the invention.

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